Robert O. Sheppard                           Lincoln Financial Group
Corporate Counsel                            Lincoln Life & Annuity
                                             Company of New York

                                             120 Madison Street, Suite 1700
                                             Syracuse, NY 13202-2802
                                             Telephone: (315) 428-8420
                                             Facsimile: (315) 428-8419

                                             March 10, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Re: LLANY Separate Account S for Flexible Premium Variable Life Insurance (the "Account")
     Lincoln Life & Annuity Company of New York

Dear Sirs:

As Corporate Counsel of Lincoln Life & Annuity Company of New York (the "Company"), I am familiar with the actions of the Board of Directors of the Company establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement.


                                   Very truly yours,

                                   /s/ Robert O. Sheppard

                                   Robert O. Sheppard
                                   Corporate Counsel